Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Becton, Dickinson and Company

(Exact Name of Registrant as Specified in its Charter)

Becton Dickinson Euro Finance S.à r.l.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Becton, Dickinson and Company
Fees to Be Paid
	Equity	Common Stock, $1.00 par value	(3)	(1)	(1)(2)	(1)(2)	(3)	(3)
	Equity	Preferred Stock, $1.00 par value	(3)	(1)	(1)(2)	(1)(2)	(3)	(3)
	Equity	Depositary Shares	(3)	(1)	(1)(2)	(1)(2)	(3)	(3)
	Debt	Debt Securities	(3)	(1)	(1)(2)	(1)(2)	(3)	(3)
	Other	Warrants to purchase Common Stock and Debt Securities	(3)	(1)	(1)(2)	(1)(2)	(3)	(3)
	Other	Purchase Contracts	(3)	(1)	(1)(2)	(1)(2)	(3)	(3)
	Other	Units	(3)	(1)	(1)(2)	(1)(2)	(3)	(3)
	Debt	Guarantees of Debt Securities of Becton Dickinson Euro Finance S.a r.l.	(3)	(4)	N/A	N/A	(4)	(4)
Fees to Be Paid	Becton Dickinson Euro Finance S.à r.l.
	Debt	Debt Securities	(3)	(1)	(1)(2)	(1)(2)	(3)	(3)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)       Omitted pursuant to Form S-3 General Instruction II.E.

(2)       Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate offering price and number or amount of common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts, units and guarantees of Becton, Dickinson and Company (“BD”) and debt securities of Becton Dickinson Euro Finance S.a r.l. (“Becton Finance”) is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on conversion, exchange, exercise or settlement of other securities.

(3)       In accordance with Rule 456(b) and Rule 457(r), each under the Securities Act, as amended (the “Securities Act”), BD and Becton Finance are deferring payment of all of the registration fee.

(4)       BD will fully and unconditionally guarantee the obligations of Becton Finance under its debt securities. No separate consideration will be paid in respect of any such guarantees. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities.

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